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EXHIBIT 11.01            COMPUTATION OF PER SHARE EARNINGS.

                                                         1999           1998           1997
                                                         ----           ----           ----
(a) BASIC EARNINGS PER SHARE
Net earnings (loss)                                      (27,700)        (1,640)       (54,019)
Weighted average shares outstanding                   90,715,040     89,456,478     89,101,056
                                                      ----------     ----------     ----------
Basic earnings per share                                   (0.31)         (0.02)         (0.61)
                                                      ==========     ==========     ==========

(b) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss)                                      (27,700)        (1,640)       (54,019)
Interest income from cash from stock options                   -              0              5
                                                      ----------     ----------     ----------
Adjusted net earnings (loss)                             (27,700)        (1,640)       (54,014)

Weighted average shares outstanding                   90,715,040     89,456,478     89,101,056
Stock options deemed exercised                                 -        125,000        747,500
                                                      ----------     ----------     ----------
Adjusted weighted average shares outstanding          90,715,040     89,581,478     89,848,556

                                                      ----------     ----------     ----------
Fully diluted earnings per share                           (0.31)         (0.02)         (0.60)
                                                      ==========     ==========     ==========

II. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(a) BASIC EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP                        (13,695)         1,693       (71,634)

Weighted average shares outstanding                   90,715,040     89,456,478     89,101,056
Common stock equivalents - stock options                       -        125,000        747,500
                                                      ----------     ----------     ----------
Adjusted weighted average shares outstanding          90,715,040     89,581,478     89,848,556

                                                      ----------     ----------     ----------
Basic earnings per share                                   (0.15)          0.02          (0.80)
                                                      ==========     ==========     ==========

(b) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP                        (13,695)         1,693        (71,634)

Weighted average shares outstanding                   90,715,040     89,456,478     89,101,056
Stock options deemed exercised                                 -        125,000        747,500
Shares deemed repurchased                                      -        (89,021)      (263,405)
                                                      ----------     ----------     ----------
Adjusted weighted average shares outstanding          90,715,040     89,492,457     89,585,151

Fully diluted earnings per share                           (0.15)          0.02          (0.80)
                                                      ==========     ==========     ==========


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